Exhibit 10.3

35 Wilbur Street Associates, LLC
19 Wilbur Street
Lynbrook, NY 11563

November 6, 2019

Mr. Patrick Caldwell
Advance Biofactures Corp.
35 Wilbur Street
Lynbrook, NY 11563

Re:	Lease dated November 21, 2013 between 35 Wilbur Street Assoc., LLC and Advance Biofactures Corp., premises; 35 Wilbur Street, Lynbrook, NY 11563.

Dear Mr. Caldwell:

It is our understanding that you would like to renew the lease.  The current lease expires on November 30, 2019. As stated in the original lease, this lease may be terminated with a minimum of three months’ notice. We propose that the current terms of the lease remain in effect including all changes to date except where the following is concerned:

1)	The lease will be renewed for 6 months. $12,073.95/ month.

A current copy of the certificate of liability insurance is required.

Sincerely yours,

Valorie Mancuso
Controller

Patrick Caldwell, CFO	Richard Arote Jr.
Advance Biofactures Corp.	35 Wilbur Street Assoc., LLC

/s/ Patrick Caldwell	/s/ Richard Arote Jr.